							EXHIBIT (3)B.(i)
						As Amended through 10/19/94

				  BY-LAWS
				    of
			    UJB FINANCIAL CORP.

				ARTICLE I.

				 OFFICES.

       Section 1. Registered Office. The registered office of UJB Financial Corp. (the "Corporation") shall be at 301 Carnegie Center, Princeton, New Jersey.


				ARTICLE II.

			  MEETING OF STOCKHOLDERS

       Section 1. Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each calendar year. Unless the Board of Directors fixes another date or time, which the Board is hereby authorized to do, the annual meeting shall be held at 3:00 P.M. on the third Tuesday in April of each year, if not a legal holiday, and if a legal holiday, the next business day not a legal holiday.

       Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman, the President or the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of stockholders entitled to cast at least one-third of the votes which all stockholders are entitled to cast at the meeting. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business properly before the meeting pursuant to Section 4 hereof may be transacted at any special meeting of stockholders.

       Section 3. Place of Meetings. Each meeting of stockholders shall be held at such place either within or outside the State of New Jersey as may be designated by the Board of Directors.

       Section 4. Notice of Meetings. Except as otherwise provided or permitted by law, the Certificate of Incorporation, or the By-Laws, notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote either by delivering such notice to the stockholder personally or by mailing the same to the stockholder. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at the stockholder's address as it appears on the records of the Corporation. Notice of each meeting shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, and shall be given or mailed not less than ten nor more than sixty days before the date of the meeting. No notice of the time and place of an adjourned annual or special meeting of stockholders need be given other than by announcement at the meeting at which such adjournment is taken, unless a new record date is fixed by the Board.
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       At any meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. No matter (other than a procedural matter incident to the conduct of the meeting) shall have been properly brought before a meeting, unless such matter shall have been identified in the notice of the meeting given by or at the direction of the Board of Directors or in written notice given by or at the direction of the Board of Directors to the stockholders in accordance with the foregoing provisions of this Section at least 10 days before the date of the meeting (or any adjournment thereof) and, in the case of any matter proposed by any stockholder, written notice thereof shall have been received by the Secretary of the Corporation not less than 60 days [70 days effective for any stockholders meeting after April 30, 1993] and not more than 90 days before the date of the meeting; provided, however, that, if less than 70 days' [80 days effective for any stockholders meeting after April 30, 1993] notice or prior public disclosure of the date of the meeting has been given to stockholders, such notice, to be timely, must have been received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting or such public disclosure was made, whichever first occurs. Any such notice by a stockholder to the Secretary of the Corporation should be accompanied by
(a) the name and address of the stockholder who intends to present the matter for a vote, (b) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting, (c) a description of all agreements, arrangements or understandings between such stockholder and any other stockholder relating to the matter to be voted on and any financial or contractual interest of such stockholder in the outcome of such vote and (d) such other information regarding the matter to be voted on and the stockholder intending to present the matter for a vote as would be required to be included in a proxy statement soliciting the vote of stockholders in respect of such matter pursuant to the proxy rules of the Securities and Exchange Commission. Any stockholder proposal which complies with Rule 14a-8 (or any successor rule) (including the greater advance notice required by such rule) under the Securities Exchange Act of 1934, as amended, and is included in a proxy statement for a meeting of stockholders sent by or on behalf of the Corporation shall be deemed to comply with the requirements of this Section. The chairman of the meeting may refuse to permit any matter as to which such notice to the Secretary of the Corporation was required to be given and was not given to be voted on at the meeting.

       Section 5. Conduct of Meeting. At each meeting of stockholders, unless otherwise determined by the Board of Directors, the Chairman, or if the Chairman is not present, the Vice Chairman, or if a Vice Chairman is not present the President, or if none of the foregoing is present the Chairman of the Executive Committee, or in the absence of all of the afore-mentioned, a chairman chosen by the vote of the stockholders present in person or represented by proxy at the meeting and entitled to cast a majority of the votes which might be cast at such meeting for the election of directors or, if in the case of a special meeting at which directors are not to be elected, the matter to be voted on at the meeting on which the greatest number of stockholders are entitled to vote, shall act as chairman. The Secretary, or in the Secretary's absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secre-taries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.
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The Board of Directors of the Corporation shall be entitled to make such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules, regulations and procedures for maintaining order at the meeting and the safety of those present, limitations on entry to and participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

       Section 6. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders.

       Section 7. Vote of Stockholders. Except as otherwise required by law or the Certificate of Incorporation, all action by stockholders shall be taken at a stockholders' meeting unless the Board of Directors shall determine that such action shall be taken by written consent of stockholders. Except as otherwise required by law or by the Certificate of Incorporation, directors to be elected at a meeting of stockholders shall be elected by plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting thereof, it shall be authorized by a majority of the votes cast at such meeting by the holders of stock entitled to vote thereon.


			       ARTICLE III.

			    BOARD OF DIRECTORS

       Section 1. Number. The number of directors constituting the Board of Directors of the Corporation shall be such number as is fixed from time to time in accordance with Articles 5 and 8 of the Restated Certificate of Incorporation of the Corporation by resolution adopted by the Board of Directors or by the stockholders, but in no event shall be less than five nor more than forty. Each director elected by the stockholders shall hold office until the next annual meeting of stockholders at which directors of the class to which such director was apportioned are to be elected and until that director's successor shall have been elected and qualified, unless such director resigns, becomes disqualified, or is removed.
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       Section 2.  General Powers.  The business, properties and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which, without limiting the generality of the foregoing, shall have power to appoint the officers of the Corporation, to appoint and direct agents, and to grant general or limited authority to officer, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or the Certificate of Incorporation.

       Section 3. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the Corporation, or at such other place within or without the State of New Jersey as may, from time to time, be fixed by resolution of the Board of Directors, or in the absence of such resolution, as may be fixed by the Chairman or President.

       Section 4. Organization Meeting. A newly elected Board of Directors shall meet and organize, as soon as practicable, after each annual meeting of stockholders, at the place of such annual meeting, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given as provided in Section 6 of this Article III for special meetings of the Board of Directors.

       Section 5. Regular Meetings. The Board of Directors shall meet without notice at lease five times each calendar year at such times and places as shall have been previously fixed by resolution of the Board of Directors.

       Section 6.  Special Meetings:  Notice.  Special meetings of the
Board of Directors shall be called by the Secretary on the request of the Chairman, any Vice Chairman, the President, or the Chairman of the Executive Committee, or on the request in writing of any five directors. Notices of special meetings shall be mailed to each director, addressed to the director's residence or usual place of business, not later than five days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, or be delivered personally or by telephone, not later than twelve hours before the time and day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting, although in the ordinary course of events the purpose of the meeting will be indicated in the notice. Unless limited by law, the Certificate of Incorporation, the By-Laws or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

       Section 7. Quorum and Manner of Acting. At every meeting of the Board of Directors or a Committee thereof, a majority of the entire Board of Directors or Committee, as the case may be, shall constitute a quorum; and except as otherwise provided by law, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors or the Committee. Any or all of the Directors may participate in a meeting of the Board or a Committee of the Board of which the director is a member by any means of communication by which all persons participating in the meeting are able to hear each other. Directors so participating will be deemed present.
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       Section 8.  Voting.  On any question on which the Board of Directors or any Committee thereof shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board or such Committee so requests. A director present at any meeting of the Board of Directors or any Committee thereof at which any corporate action is taken shall be presumed to have concurred in the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the secretary of the meeting before or promptly after adjournment thereof. Such right to dissent shall not apply to any director who voted in favor of such action. A director who is absent from a meeting of the Board, or any Committee thereof of which such director is a member, at which any such action is taken shall be presumed to have concurred in the action unless such director shall file a dissent with the Secretary of the Corporation within a reasonable time after learning of such action.

       Section 9. Directors' Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation which shall be paid to any of its members.

       Section 10. Action Without Meeting. The Board of Directors or any Committee thereof may act without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such Committee consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or such Committee.

       Section 11. Resignations. Any director may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

       Section 12. Vacancies. Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors.

       Section 13. Eligibility. A person at the time of election to the Board of Directors, at the time of any nomination pursuant to Section 14 of this Article III, and during the continuation of directorship, must have legal ownership, individually or jointly with another, of 1000 shares of Common Stock of the Corporation. No person shall be eligible for election or reelection to the Board of Directors after attaining age 73. [Amended 10/19/94]

       Section 14. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of the directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination shall have been received by the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 60 days [70 days
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effective for any stockholders meeting after April 30, 1993] in advance of such meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors and (e) the consent of each nominee to serve as a director of the Corporation if so elected and a representation by such nominee that such person, at the time of notification satisfies, and, on the date of the Annual Meeting and thereafter during the continuation of directorship, will satisfy, the qualifications for service as a director of Section 13 of this
Article III. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing provisions, and, upon the chairman's instructions, the inspectors of election may disregard all votes cast for each such nominee.


				ARTICLE IV.

	       COMMITTEES OF THE BOARD:  EXECUTIVE COMMITTEE

       Section 1. Constitution and Powers. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall appoint from among its members an Executive Committee and an Audit Committee and may appoint one or more other Committees, may appoint one of its members to serve as Chairman of any such Committee, and may appoint one or more directors to serve as alternate members of any such Committee.
Each Committee shall have such powers as provided in such resolution or in the By-Laws, except that no such Committee shall:

       (a) make, alter or repeal any By-Law of the Corporation;

       (b) elect or appoint any director, or remove any officer or director;

       (c) submit to the stockholders any action which requires approval of the stockholders; or

       (d) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

       Section 2. Regular Meetings. Meetings of a Committee of the Board of Directors shall be held at such times and places as shall have been previously fixed by resolution of the Committee.
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       Section 3.  Special Meetings.  A special meeting of a Committee may be called at any time by the Chairman of the Committee, the Chairman, or the President; on the written request of any three members of a Committee such meeting shall be called by one of said officers or by the Secretary. Notice of any such special meeting shall be given to each member in the manner provided in Section 6 of Article III for the giving of notice of a special meeting of the Board of Directors.

       Section 4. Records. Each Committee shall keep minutes of its acts and proceedings, which shall be submitted to the Board of Directors no later than the next meeting of the Board of Directors occurring more than two days after the Committee meeting. Any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

       Section 5. Executive Committee. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation including authority to take all action provided in the By-Laws to be taken by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as provided in Section 1 of this Article IV.


				ARTICLE V.

			      AUDIT COMMITTEE

       Section 1. Appointment. The Board of Directors shall appoint an Audit Committee consisting of not less than three directors who are not officers of the Corporation or of any of its subsidiaries, and may appoint one of the members of such Committee to be its Chairman.

       Section 2. Selection of Certified Public Accountants: Conferences Therewith. The Audit Committee shall select and employ on behalf of the Corporation, subject to ratification by the stockholders, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the Corporation for the fiscal years in which they are appointed, and who shall report to said Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors, upon the scope of the auditing of the books and accounts of the Corporation.

       Section 3. Conferring with Officers of the Corporation. In general, the Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to carry out the purposes of this Article V.
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				ARTICLE VI.

				 OFFICERS

       Section 1. Officers. The Corporation shall have a Chairman of the Board, who may be referred to by the title of Chairman, a President, a Chairman of the Executive Committee, a Treasurer, a Secretary and an Auditor, and may have one or more Vice Chairmen, and one or more Vice Presidents and a Comptroller; and such officers shall be appointed by the Board of Directors. The Board of Directors may also appoint such other officers and agents as in their judgment the business of the Corporation may require. A vacancy in any office other than that of Chairman or President may be filled by the Chief Executive Officer until the next meeting of the Board of Directors. The Chief Executive Officer shall also have authority to appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Comptrollers.

       Section 2. Term of Office. The Chairman and the President each shall hold office (unless disqualified or removed by a two-thirds vote of the members of the Board of Directors) until the next Organization Meeting of the Board of Directors. All other officers shall hold office at the pleasure of and until removed by the Board of Directors.

       Any officer may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

       Section 3. Chief Executive Officer. The Board of Directors of the Corporation may designate either the Chairman or the President to act as Chief Executive Officer of the Corporation. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors and, subject to the authority of the Board of Directors, the Chief Executive Officer shall be responsible for formulation and execution of policy for the Corporation, and shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, and in general to exercise all powers generally appertaining to the chief executive officer of a corporation.

       Section 4. Chairman. The Chairman shall act as chairman at meetings of the stockholders and preside at meetings of the Board of Directors and stockholders. The Chairman shall exercise all powers generally pertaining to the chairman of a corporation, and shall have such further powers and duties as may from time to time be assigned by the Board of Directors.

       Section 5. President. The President, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and the stockholders. In the absence of the Chairman, the President shall exercise the powers and duties of the Chairman. The President shall exercise all powers generally appertaining to the president of a corporation, and shall also have such further powers and duties as may from time to time be assigned by the Board of Directors.
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       Section 6.  Chairman of the Executive Committee.  The Chairman of
the Executive Committee, in the absence of the Chairman and the President, shall act as chairman at meetings of the stockholders and of the Board of Directors and shall preside at meetings of the Executive Committee and shall also have such further powers and duties as may from time to time be assigned by the Board of Directors.

       Section 7. Vice Chairmen. The Board of Directors may appoint one or more Vice Chairmen of the Corporation. In the absence of the President, the Chairman, and the Chairman of the Executive Committee, their powers and duties shall be exercised by the Vice Chairman, or if there be more than one Vice Chairman present, by the one of them first appointed to such office. In the absence or unavailability of the Chairman or the President, each Vice Chairman shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. Each of them shall also have such further powers and duties as may from time to time be assigned by the Board of Directors or Chairman.

       Section 8. Vice Presidents. Vice Presidents shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors or the Chief Executive Officer.

       Section 9. Secretary, Treasurer and Comptroller. The Secretary, Treasurer and Comptroller shall generally have such powers and perform all the duties usually appertaining to their respective offices. In the absence of the Secretary, Treasurer or Comptroller such person as shall be designated by the Chief Executive Officer shall perform the duties of the absent officer.

       Section 10. Auditor. The Auditor is responsible for all matters relating to accounting controls, financial controls and asset controls of the Corporation and its subsidiaries, under direction of the Audit Committee of the Board of Directors and the general supervision of the Chief Executive Officer. The Auditor shall perform such additional duties as shall be assigned by the Board of Directors, the Audit Committee, the Chairman of the Audit Committee, and the Chief Executive Officer. In the absence of the Auditor, such other person as shall be designated by the Chairman of the Audit Committee shall perform the duties of the Auditor.

       Section 11. Compensation. The compensation of the Chairman, the President, the Chairman of the Executive Committee, the Vice Chairmen, and the Auditor shall be fixed by the Board of Directors. The compensation of all other officers and other employees and agents of the Corporation may be fixed by the Chief Executive Officer unless determined to the contrary by the Board of Directors.
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				ARTICLE VII.

		       STOCK AND TRANSFERS OF STOCK

       Section 1. Stock Certificates. The stock of the Corporation shall be represented by certificates signed by the Chairman or a Vice Chairman of the Board of Directors or the President or a Vice President and may be countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all signatures may be facsimiles. In case any officer, Transfer Agent or Registrar who signed or whose facsimile signature has been placed upon any certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar held such position at the date of its issue. The certificates representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

       Section 2. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the Borough of Manhattan, City, County and State of New York, and in such other city or cities as the Board of Directors may deem advisable, including any banking subsidiaries of the Corporation, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars. Any or all of such signatures may be facsimiles.

       Section 3. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the records of the Corporation.

       Section 4.  Lost Certificate.  In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, the Chairman, President, or Secretary or any other officer or officers or any agent or agents thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent (or where such duly authorized agent is the Transfer Agent may itself countersign) and registered by the appropriate Registrar; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.
				   -10-
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			      ARTICLE VIII.

			      CORPORATE SEAL

       Section 1. Seal. The seal of the Corporation shall be in such form as may be approved, from time to time, by the Board of Directors.

       Section 2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In the absence of Secretary, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.


				ARTICLE IX.

			       MISCELLANEOUS

       Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

       Section 2. Signatures on Negotiable Instruments. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

       Section 3. Shares of Other Corporations. The Chief Executive Officer, or in the Chief Executive Officer's absence, the Secretary is authorized to vote, represent and exercise on behalf of the Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or present on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

       Section 4. References to Article and Section Numbers and to the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the Certificate of Incorporation, such reference is to the Restated Certificate of Incorporation, as may be amended from time to time.

       Section 5. Indemnification. Each person who was or is a party and each person who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person is, or was, a director, officer or employee of the Corporation,
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or is or was serving at the request of the Corporation as a director, officer, trustee, agent, or employee of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, shall be indemnified and reimbursed by the Corporation for liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (including reasonable costs, disbursements and counsel fees) to the fullest extent permitted by the laws of the State of New Jersey as in effect at the time of such indemnification. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, and administrators of each such person, shall not be exclusive of any other rights or indemnification to which any director, officer, employee or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of shareholders or directors, insurance policy, or otherwise; and shall continue as to each such person who has ceased to be a director, officer or employee.

       This By-Law shall be implemented and construed to provide any director, officer, employee, or other person described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law, provided, however, that advancement of counsel fees will be made only when the Board of Directors determines that arrangements for counsel are satisfactory to the Board.

       Section 6. Waiver of Notice. Any notice required by these By-Laws, by the Certificate of Incorporation, or by law may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or stockholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


				ARTICLE X.

				AMENDMENTS

       The By-Laws may be altered, amended or repealed, and new By-Laws adopted from time to time, by the Board of Directors at any regular or special meeting.



bylaws 10/19/94
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